UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2018

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

(Address of Principal Executive Offices)

(617) 466-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Notes Exchange Agreement and Indenture

On May 8, 2018, Keryx Biopharmaceuticals, Inc. (the “Company”) entered into a Notes Exchange Agreement (the “Notes Exchange Agreement”) with funds managed by The Baupost Group, L.L.C. (the “Investor”) pursuant to which, on May 9, 2018, the Company issued $164.746 million of Convertible Senior Notes due 2021 (the “New Notes”) to the Investor in exchange for (a) the Company’s outstanding $125 million Convertible Senior Notes due 2020 (the “Existing Notes”) and (b) an additional investment of $10 million in cash (the “Additional Investment”).

The New Notes were issued under an Indenture dated as of May 9, 2018, with The Bank of New York Mellon Trust Company, N.A. as trustee (the “Indenture”). Under the terms of the Indenture, the New Notes may be converted into shares of the Company’s common stock (the “Shares”), at the discretion of the Investor, at an initial conversion rate of 215.983 Shares per $1,000 principal amount of New Notes, which represents an initial conversion price of $4.63 based on the per Share closing price the day before entering into the Notes Exchange Agreement. The principal amount of the New Notes initially converts into a total amount of Shares approximately equal to the 33.4 million Shares into which the Existing Notes were convertible plus an additional approximately 2.2 million Shares in consideration of the Additional Investment. The conversion price of the New Notes is subject to adjustment based on the occurrence of certain events as set forth in the Indenture. Further, the Indenture subjects the Company to certain financial and business covenants. The Indenture also allows the Company to secure up to a $40 million asset-based credit facility.

Registration Rights Agreement

In connection with the issuance of the New Notes, on May 9, 2018, the Company entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to (i) file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the resale of the New Notes and the underlying Shares upon the written request of the Investor and (ii) use commercially reasonable efforts, subject to the receipt of necessary information from all the purchasers of the New Notes, to cause the SEC to declare the Resale Registration Statement effective. Further, the Registration Rights Agreement permits the Investor to demand from time to time that the Company file a shelf Registration Statement pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), from which any number of shelf takedowns may be conducted upon written request from the Investor. In addition, the Registration Rights Agreement affords the Investor certain piggyback registration rights. Under the Registration Rights Agreement, the Investor also retains its existing right to appoint one individual to the Company’s Board of Directors for so long as the Investor beneficially owns twenty percent (20%) or more of the Company’s outstanding common stock and to a board observer for so long as the Investor beneficially owns ten percent (10%) or more of the Company’s outstanding common stock.

The foregoing description of the Notes Exchange Agreement, the Indenture and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of each agreement filed as Exhibits 10.1, 10.2 and 10.3 of this report, respectively, which are each incorporated into this Item 1.01 by reference.

The representations, warranties and covenants contained in the Notes Exchange Agreement, the Indenture and the Registration Rights Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of these agreements and should not rely on such representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of our subsidiaries or affiliates. Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the respective agreements, and this subsequent information may or may not be fully reflected in our public disclosure.

Item 1.02	Termination of a Material Definitive Agreement

On May 9, 2018, in connection with the issuance of the New Notes described in Item 1.01 above, (i) the Notes Purchase Agreement dated as of October 14, 2015, between the Company and the Investor, and the Registration Rights Agreement dated as of October 15, 2015, between the Company and the Investor, were each terminated pursuant to the Notes Exchange Agreement and (ii) the Indenture dated as of October 15, 2015, between the Company and The Bank of New York Mellon Trust Company, N.A., was discharged in connection with the cancellation of the Existing Notes.

Item 2.02.	Results of Operations and Financial Condition.

On May 10, 2018, the Company issued a press release announcing its results of operations for the first quarter ended March 31, 2018. The Company also announced that on May 10, 2018 at 8:00 a.m. ET, it will host an investor conference call to discuss its first quarter ended March 31, 2018 financial results and provide a business update. A copy of such press release is being furnished as Exhibit 99.1 to this report and is incorporated into this Item 2.02 by reference. A copy of the investor presentation to be used on the investor conference call is being furnished as Exhibit 99.2 to this report and is incorporated into this Item 2.02 by reference.

The information set forth in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated into this Item 3.02 by reference. The issuance of the New Notes is exempt from registration under the Securities Act pursuant to Section 4(a)(2). This report does not constitute an offer to sell, or a solicitation of an offer to purchase, the New Notes in any jurisdiction in which such offer or solicitation would be unlawful.

Forward-Looking Statements

Some of the statements included in this report may be forward-looking statements that involve a number of risks and uncertainties. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause the Company’s actual results to differ materially are the following: the Company’s ability to successfully transition the chief executive role to Ms. Morrison and to a permanent chief executive; the Company’s ability to successfully negotiate and enter into definitive agreements with respect to the asset-based revolving credit facility; the risk that the borrowing base the Company may utilize at any one time under the asset-based revolving credit facility, if successfully entered into, may be significantly lower than the total commitment; the Company’s ability to successfully market Auryxia and whether the Company can increase adoption of Auryxia in patients with chronic kidney disease on dialysis and successfully launch Auryxia for the treatment of iron deficiency anemia in patients with chronic kidney disease, not on dialysis; whether the Company can maintain its operating expenses to projected levels while continuing its current clinical, regulatory and commercial activities; the Company’s ability to continue to supply Auryxia to the market; the risk that increased utilization by Medicare Part D subscribers will increase the Company’s gross-to-net adjustment greater than the Company anticipates; and other risk factors identified from time to time in the Company’s reports filed with the SEC. Any forward-looking statements set forth in this report speak only as of the date of this report. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Item 9.01.	Financial Statements And Exhibits.

(d)    Exhibits.

The following exhibits are filed as part of this report:

10.1	Notes Exchange Agreement dated as of May 8, 2018, between Keryx Biopharmaceuticals, Inc. and Baupost Group Securities, L.L.C.

10.2	Indenture dated as of May 9, 2018, between Keryx Biopharmaceuticals, Inc. and The Bank of New York Mellon Trust Company, N.A.

10.3	Registration Rights Agreement dated as of May 9, 2018, between Keryx Biopharmaceuticals, Inc. and Baupost Group Securities, L.L.C.

The following exhibits are furnished herewith:

99.1	Press release issued by Keryx Biopharmaceuticals, Inc., dated May 10, 2018.

99.2	Investor presentation to be presented by Keryx Biopharmaceuticals, Inc. on May 10, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)
Date: May 10, 2018
	By:	/s/ Scott A. Holmes
Scott A. Holmes
Chief Financial Officer